Exhibit 32.1
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Amendment No. 1 to the Quarterly Report on Form 10-Q/A of Oakley, Inc. (the “Company”) for the quarterly period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), D. Scott Olivet, as Chief Executive Officer of the Company, and Richard Shields, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement required by Section 906 has been provided to Oakley, Inc. and will be retained by Oakley, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ D. Scott Olivet Name: D. Scott Olivet
Title: Chief Executive Officer
Date: April 19, 2006

/s/ Richard Shields Name: Richard Shields
Title: Chief Financial Officer
Date: April 19, 2006